UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 21, 2010

F5 Networks, Inc.

(Exact name of registrant as specified in its charter)

Washington	000-26041	91-1714307
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Elliott Avenue West	Seattle, WA 98119
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (206) 272-5555

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On September 24, 2010, F5 Networks, Inc. (the “Company”) entered into a Stipulation of Settlement (the “Stipulation”) in connection with certain Federal shareholder derivative actions consolidated as In re F5 Networks, Inc. Derivative Litigation (collectively, the “Federal Derivative Actions”). As previously disclosed, the Federal Derivative Actions each allege or alleged claims purportedly on behalf of the Company against the Company as nominal defendant and against certain of the Company’s current and former officers and directors (the “Individual Defendants”) in connection with the Company’s historical stock option granting practices.

On October 21, 2010, the United States District Court for the Western District of Washington issued an order (the “Preliminary Order”) granting preliminary approval of a settlement resolving the claims asserted by the plaintiffs against the Individual Defendants. A hearing to determine whether the Court should issue an order finally approving the proposed settlement has been scheduled for January 6, 2011.

In the Preliminary Order, the Court approved a Notice of Settlement (the “Notice”) which will be posted on the Company’s website within ten (10) days of the Preliminary Order. The Preliminary Order also requires that the Company file the Stipulation with the Securities and Exchange Commission in a Current Report on Form 8-K within ten (10) days of the Preliminary Order. The Stipulation is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
99.1	Stipulation of Settlement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F5 NETWORKS, INC.
(Registrant)

Date: October 29, 2010	By:	/s/ Jeffrey A. Christianson
Jeffrey A. Christianson
Sr. Vice President and General Counsel

3